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                                                                     Exhibit 3.4
                              WORLD POKER TOUR, LLC

                            CERTIFICATE OF CONVERSION
                       FROM A LIMITED LIABILITY COMPANY TO
                      A CORPORATION PURSUANT TO SECTION 265
                     OF THE DELAWARE GENERAL CORPORATION LAW

                                    * * * * *


      1. The date on which the limited liability company was first formed is MARCH 1, 2002.

      2. The name of the limited liability company immediately prior to filing this Certificate of Conversion is WORLD POKER TOUR, LLC.

      3. The name of the corporation as set forth in the Certificate of Incorporation filed in accordance with Section 265(b) is WPT ENTERPRISES, INC.

      4. The limited liability company herein being converted is duly organized and existing under the laws of the State of Delaware.



Dated: July 28, 2004            WORLD POKER TOUR, LLC



                                By:      /s/ W. Todd Steele
                                   ---------------------------------------------
                                Name:    W. Todd Steele
                                     -------------------------------------------
                                Title:   Chief Financial Officer
                                      ------------------------------------------